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                                 EXHIBIT 23.2
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 8, 1996, accompanying the consolidated financial statements included in the Annual Report of Georgia Bankshares, Inc. (file No. 33-90742) on Form 10-KSB for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Georgia Bankshares, Inc. on Form S-8.



                                    /s/ Evans, Porter, Bryan & Co.
                                    -----------------------------------
                                    EVANS, PORTER, BRYAN & CO.


Atlanta, Georgia
August 6, 1996